EXHIBIT 11.




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                                                     EXHIBIT 11.2



                            AVON PRODUCTS, INC.
               COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                   (In millions, except per share data)


                                                   Three months ended
                                                        June 30
                                                   ------------------
                                                   1997          1996
                                                   ----          ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 132.257       133.914
  Common stock equivalents.....................   1.393          .944
                                                -------       -------

  Weighted average shares for fully diluted
    income per share computation............... 133.650       134.858
                                                =======       =======

Net income..................................... $  95.2       $  85.7
                                                =======       =======


Fully diluted income per share................. $   .71       $   .64
                                                =======       ======




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                                                     EXHIBIT 11.2



                            AVON PRODUCTS, INC.
               COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                   (In millions, except per share data)


                                                   Six months ended
                                                        June 30
                                                   ----------------
                                                   1997        1996
                                                   ----        ----

Weighted average shares of common stock:

  Weighted average shares outstanding during
    the period................................. 132.565     134.256
  Common stock equivalents.....................   1.432        .956
                                                -------     -------

  Weighted average shares for fully diluted
    income per share computation............... 133.997     135.212
                                                =======     =======

Net income..................................... $ 136.5     $ 123.4
                                                =======     =======


Fully diluted income per share................. $  1.02     $   .91
                                                =======     =======